                            SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of April 24, 1998, by and among The Immune Response Corporation, a Delaware corporation, with headquarters located at 5935 Darwin Court, Carlsbad, California 92008 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

     WHEREAS:

     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

     B. The Company has authorized the following new series of its Preferred Stock, par value $.001 per share (the "PREFERRED STOCK"): the Company's Series F Convertible Preferred Stock (the "PREFERRED SHARES"), which shall be convertible into shares of the Company's Common Stock, par value $.0025 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Shares, substantially in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS");

     C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, initially an aggregate of 200 of the Preferred Shares (the "INITIAL PREFERRED SHARES") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers;

     D. Subject to the terms and conditions set forth in this Agreement, the Company may have the right to cause the Buyers to purchase up to an aggregate of 200 Preferred Shares (pro rata based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares) (the "PUT PREFERRED SHARES") (the Initial Preferred Shares and the Put Preferred Shares collectively are referred to in this Agreement as the "PREFERRED SHARES");

     E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, the Company and the Buyers hereby agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED SHARES.

          a. PURCHASE OF PREFERRED SHARES. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a), the Company shall issue and sell to the Buyers and the Buyers severally shall purchase from the Company an aggregate of 200 Initial Preferred Shares, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "INITIAL CLOSING"). Subject to satisfaction (or waiver) of the conditions set forth in Sections 1(c), 1(d), 6(b) and 7(b), the Company may require that each Buyer purchase, at multiple closings, if applicable, that number of additional Preferred Shares equal to such Buyer's pro rata portion of up to 200 Preferred Shares (based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares purchased by the Buyers) (the "PUT CLOSINGS"). The Initial Closing and the Put Closings collectively are referred to in this Agreement as the "CLOSINGS." The purchase price (the "PURCHASE PRICE") of each Preferred Share at each of the Closings shall be $50,000.

          b. THE INITIAL CLOSING DATE. The date and time of the Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m. Central Time, within three (3) business days following the date hereof, subject to satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later date as is mutually agreed to by the Company and the Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

          c. THE PUT CLOSING DATES. The date and time of each of the Put Closings (the "PUT CLOSING DATES") shall be 10:00 a.m. Central Time, on the date specified in the Company's Put Share Notice (as defined below), subject to satisfaction (or waiver) of the conditions to each of the Put Closings set forth in Sections 6(b) and 7(b) and the conditions set forth in Section 1(d), (or such later date as is mutually agreed to by the Company and the Buyers). During the period (the "COMPANY PUT RIGHT PERIOD") beginning on the Initial Closing Date and ending on the date which is one year after the Initial Closing Date, but subject to the requirements of Sections 6(b) and 7(b) and satisfaction of the Put Notice Conditions (as defined in Section 1(d)), the Company may require each Buyer to purchase Put Preferred Shares by delivering written notice to each of the Buyers (a "PUT SHARE NOTICE") at least five business days but not more than ten business days (the "PUT SHARE NOTICE DATE") prior to the Put Closing Date set forth in the Put Share Notice. The Put Share Notice shall set forth (i) each Buyer's pro rata portion (based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares purchased by the Buyers) of the aggregate number of Put Preferred Shares (which aggregate number shall not exceed 200 Preferred Shares, less any Put Preferred Shares previously purchased) which the Company is requiring each Buyer to purchase at such Put Closing, (ii) the aggregate Purchase Price for each such Buyer's Put Preferred Shares and (iii) the date selected by the Company for the Put Closing Date, which Put Closing Date shall be not later than the date which is one year after the Initial Closing Date. The Put Closing shall

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occur on the Put Closing Date at the offices of Katten Muchin & Zavis, 525 West
Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. The Initial Closing Date and the Put Closing Dates collectively are referred to in this Agreement as the "CLOSING DATES."

          d. THE PUT NOTICE CONDITIONS. Notwithstanding anything in this agreement to the contrary, the Company shall not be entitled to deliver a Put Share Notice and require the Buyers to purchase the Put Preferred Shares unless, in addition to the satisfaction of the requirements of Sections 6(b) and 7(b), all of the following conditions (the "PUT NOTICE CONDITIONS") are satisfied:
(i) during the period beginning 60 business days prior to the Put Closing Date and ending on and including the Put Closing Date, the registration statement (the "REGISTRATION STATEMENT") covering the resale of the Conversion Shares has been declared effective by the SEC and at all times has been effective and available for the sale of no less than 125% of the sum of (A) the number of Conversion Shares then issuable upon the conversion of all outstanding Preferred Shares and the Put Preferred Shares to be issued by the Company and (B) the number of Conversion Shares that are then held by the Buyers and (C) any shares of Common Stock issued with respect to Preferred Shares as a result of a stock dividend or otherwise; (ii) during the period beginning on the Initial Closing Date and ending on and including the Put Closing Date, the Common Stock is listed on The Nasdaq National Market and has not been suspended from trading at any time during such period, has not been voluntarily delisted at any time during such period, nor is there any pending or threatened delisting or suspension; (iii) no event constituting a Major Transaction (as defined in Section 3(c) of the Certificate of Designations), including an agreement to consummate a Major Transaction, or a Triggering Event (as defined in Section 3(d) of the Certificate of Designations) shall have occurred nor shall any pending event which would constitute a Major Transaction have been publicly disclosed from the period beginning on and including the Initial Issuance Date and ending on and including the Put Closing Date; (iv) on each day during the period beginning 15 business days prior to the Put Shares Notice Date and ending on the Put Closing Date, the Closing Bid Price (as defined in the Certificate of Designations) of the Common Stock is not less than $8.00 per share (subject to appropriate adjustments for any stock dividends, stock splits or other similar transactions with respect to the Common Stock); (v) during the period beginning on the Initial Closing Date and ending on and including the Put Closing Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares to the Buyers on a timely basis as set forth in Section 2(f)(ii) of the Certificate of Designations; (vi) there shall not have been more than one prior Put Closing Date; and (vii) the number of Put Preferred Shares to be sold by the Company at such Put Closing is not less than 50 Preferred Shares. Each Buyer agrees, so long as the Put Notice Conditions are satisfied and a Put Closing has not been cancelled or otherwise terminated, that during the period beginning immediately following its receipt of a Put Share Notice and ending at the time of the applicable Put Closing, neither such Buyer nor its affiliates shall sell or agree to sell any shares of Common Stock.

          e. FORM OF PAYMENT. On each of the Closing Dates, (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares to be issued and sold to such Buyer at the respective Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request) (the "STOCK CERTIFICATES") representing such number of the Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

     2.   BUYER'S REPRESENTATIONS AND WARRANTIES.

          Each Buyer represents and warrants with respect to only itself that:

          a. INVESTMENT PURPOSE. Such Buyer (i) is acquiring the Preferred Shares and (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable (the Preferred Shares, the Conversion Shares and any shares of Common Stock issued by the Company as a dividend on the Preferred Shares (the "DIVIDEND SHARES") collectively are referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

          b. ACCREDITED INVESTOR STATUS. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

          c. RELIANCE ON EXEMPTIONS. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

          d. INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          e. NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          f. TRANSFER OR RESALE. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto)("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          g. LEGENDS. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and, until such time as the sale of the Conversion Shares and the Dividend Shares, have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Dividend Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act.

          h. AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          i. RESIDENCY. Such Buyer is a resident of that country specified on the Schedule of Buyers.

          j. SHORT SALE LIMITATION. During the 30 days immediately preceding the Initial Closing Date, neither such Buyer nor its affiliates has engaged, directly or indirectly, in any transaction constituting a "short sale" (as defined in Rule 3b-3 of the Securities Exchange Act of 1934, as amended (the "1934 ACT")) or similar hedge of the Common Stock.

          k. SECTION 9 OF THE SECURITIES EXCHANGE ACT. So long as a Buyer holds any Preferred Shares, such Buyer will comply with the provisions of
Section 9 of the 1934 Act, and the rules promulgated thereunder with respect to transactions involving the securities of the Company.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each of the Buyers that:

          a. ORGANIZATION AND QUALIFICATION. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) (a complete list of which is set forth in SCHEDULE 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designations.

          b.   AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, and the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents and the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, any Dividend Shares with respect thereto and any shares of Common Stock issued as payment of Registration Delay Payments (as defined in the Registration Rights Agreement), have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to each of the Closing Dates, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

          c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which as of April 20, 1998, 22,851,553 shares were issued and outstanding and of which as of the date hereof not more than 22,901,553 shares were issued and outstanding, as of April 20, 1998, 4,514,262 shares were issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 2,051,281 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of Preferred Stock, of which as of the date hereof, no shares were issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in SCHEDULE 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and
(vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyers true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

          d. ISSUANCE OF SECURITIES. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. At least 1,700,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares. Upon conversion in accordance with the Certificate of Designations, the Conversion Shares will be, and upon payment thereof, the Dividend Shares and any shares of Common Stock issued as payment of Registration Delay Payments will be, validly issued, duly listed, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

          e. NO CONFLICTS. Except as disclosed in SCHEDULE 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Dividend Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in
SCHEDULE 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under (i) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock or By-laws or their organizational charter or by-laws, respectively, or (ii) any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violation would not result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or the Certificate of Designations in accordance with the terms hereof or thereof. Except as disclosed in SCHEDULE 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of The Nasdaq National Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by The Nasdaq National Market in the foreseeable future.

          f. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1996, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act, (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyers or their respective representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

          g. ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3(g), since December 31, 1997 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities, results of operations or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

          h. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as expressly set forth in SCHEDULE 3(h).

          i. ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF PREFERRED SHARES. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          j. NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to the issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

          k. NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

          l. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The Nasdaq Stock Market, Inc., nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

          m. EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

          n. INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on SCHEDULE 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not result in a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on SCHEDULE 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

          o. ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance or failure to receive such permits, licenses or other approvals would not result in a Material Adverse Effect.

          p. TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          q. INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

          r. REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not result in a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          s. INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          t.   Intentionally omitted.

          u. TAX STATUS. Except as set forth on SCHEDULE 3(u), the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          v. CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 3(v) and in the SEC Documents filed at least ten days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          w. DILUTIVE EFFECT. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue

Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

     4.   COVENANTS.

          a. BEST EFFORTS. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          b. FORM D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

          c. REPORTING STATUS. Until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and the Dividend Shares, if any, and (B) none of the Preferred Shares is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          d. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in SCHEDULE 4(d).

          e. FINANCIAL INFORMATION. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

          f. RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares (without regard to any limitations on conversions).

          g. RIGHT OF FIRST REFUSAL. Subject to the exceptions described below, the Company agrees that during the period beginning on the date hereof and ending on the date which is two years after the Initial Closing Date, while at least 50% of the Preferred Shares issued remain outstanding, neither the Company nor its Subsidiaries will, without the prior written consent of the holders of the Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding, negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form ("FUTURE OFFERINGS"), unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "FUTURE OFFERING NOTICE") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below), as of the date of delivery of the Future Offering Notice, in the Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the "CAPITAL RAISING LIMITATION"). For purposes of this Section 4(g), "AGGREGATE PERCENTAGE" at any time with respect to any Buyer shall mean the percentage obtained by dividing
(i) the aggregate number of Preferred Shares purchased by such Buyer at the Closings by (ii) the aggregate number of Preferred Shares purchased by all Buyers at the Closings. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within ten (10) business days of receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage then each Buyer which has indicated that it is willing to purchase a number of securities in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(g), the Company shall not be obligated to sell any of the securities of the Future Offering to any of the Buyers and the Company shall have 45 days thereafter to sell the securities of the Future Offering, upon terms and conditions (including the amount thereof), no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 45 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(g). The Capital Raising Limitation shall not apply to (i) a loan from a commercial bank, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product or license or other assets by the Company, (iii) the issuance of Common Stock in a firm commitment, underwritten public offering with net proceeds of at least $15,000,000, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan, stock purchase plan or other plan or written compensation contract for the benefit of the Company's employees or directors, (vi) the issuance of Common Stock for consideration per share (which shall exclude the value of any other securities issued to the purchaser of such Common Stock to the extent that such other securities, including without limitation warrants, have not been assigned or otherwise allocated a specific purchase price) which is not and can not be (including by way of any adjustment to the purchase price) less than 90% of the current market price of the Common Stock on the date of such issuance, or (vii) the issuance of any security convertible into or exercisable or exchangeable for Common Stock, provided that the sum of the consideration paid by the purchaser for such convertible security (which shall exclude the value of any other securities issued to the purchaser of such Common Stock to the extent that such other securities, including without limitation warrants, have not been assigned or otherwise allocated a specific purchase price) and the consideration payable by such purchaser at the time of conversion, exercise or exchange is not and can not be (including by way of any floating conversion, exercise or exchange price or adjustment to the conversion, exercise or exchange price) less than, on a per share of Common Stock received basis, the current market price of the Common Stock on the date of issuance of such convertible security. The Buyers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

          h. LISTING. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including The Nasdaq National Market), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall maintain the Common Stock's authorization for listing on The Nasdaq National Market or The New York Stock Exchange, Inc. ("NYSE"). Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on The Nasdaq National Market or NYSE (other than to switch listings from The National Nasdaq Market to NYSE). The Company shall promptly provide to each Buyer copies of any notices it receives from The Nasdaq National Market or NYSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange.
The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

          i. EXPENSES. Subject to Section 9(l) below, following the Initial Closing, the Company shall reimburse the Buyers for the Buyers' expenses (including attorneys fees and expenses) in connection with negotiating and preparing the Transaction Documents and consummating the Transactions contemplated thereby up to an aggregate of $50,000.

          j.   Intentionally omitted.

          k. FILING OF FORM 8-K. On or before the fifth (5th) business day following each of the Closing Dates, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at such Closing, in each case in the form required by the 1934 Act.

          l. UNDERWRITING LOCK-UP AGREEMENT. At any time during the period beginning on the Initial Closing Date and ending on the date which is two years after the Initial Closing Date, while at least 50 Preferred Shares remain outstanding the Company may require that all, but not less than all, of the holders of the Preferred Shares enter into a "lock-up" agreement with the underwriters of a public offering of the Common Stock pursuant to which the holders would agree not to sell any Conversion Shares issued with respect to Preferred Shares converted on Conversion Dates (as defined in the Certificate of Designations) during the period beginning on the date designated by the Company, which date shall be not less than 10 business days after the holders' receipt of such notice, and ending on the date which is up to 90 days after the beginning of the lock-up period as designated by the Company (the "UNDERWRITING LOCK-UP PERIOD"). The Company shall exercise this right by delivering written notice (the "LOCK-UP REQUEST NOTICE") of such request to all of the holders of the Preferred Shares then outstanding at least 10 business days prior to the date on which the Underwriting Lock-Up Period will begin, but in no event prior to the filing of the registration statement for such proposed offering. The Lock-Up Request Notice shall state (i) that the underwriters of such offering have requested that the holders of the Preferred Shares enter into a "lock-up" agreement, (ii) the date on which the Underwriting Lock-Up Period will begin, and (iii) the name of the managing underwriters of the proposed offering. Notwithstanding the foregoing, the Company shall not be entitled to require the holders to enter into a "lock-up" agreement unless (A) the Underwriting Lock-Up Period is not more than 90 days, (B) the Underwriting Lock-Up Period shall terminate immediately upon (I) the termination or abandonment or indefinite delay of the underwritten offering, (II) the announcement of a pending or consummated Major Transaction or (III) the occurrence of a Triggering Event, (C) all officers and directors of the Company enter into substantially similar "lock-up" agreements, (D) such underwritten public offering is completed at a price per share to the public of not less than $7.50 per share (subject to adjustment as a result of any stock split, stock dividend, recapitalization, reverse stock split, consolidation, exchange or similar event) and generates aggregate gross proceeds to the Company of at least $15,000,000, (E) there has been no other Underwriting Lock-Up Period during the 365-day period immediately preceding the first day of the Underwriting Lock-Up Period being requested, (F) during the period beginning on and including the date which is 20 business days prior to the filing of the registration statement for the proposed offering and ending on and including the first day of the Underwriting Lock-Up Period, the Registration Statement has been effective and there has been no stop order or other regulatory prohibition on trading of the Common Stock, (G) the offering shall be underwritten by one or more of the underwriters included on the Schedule of Underwriters attached to this Agreement and (H) on the date of the Company's delivery of the Lock-Up Request Notice there are at least 50 Preferred Shares outstanding. In the event the Company requires an Underwriting Lock-Up
Period, the Maturity Date (as defined in the Certificate of Designations) shall be extended one and one-half (1 1/2) days for each day in the Underwriting Lock-Up Period as provided in Section 2(g) of the Certificate of Designations.

          M. RIGHT TO EXCHANGE PREFERRED SHARES. If at any time while any Preferred Shares are outstanding and any Preferred Shares are subject to a Minimum Adjustment Price (as defined in Section 2(b)(viii) of the Certificate of Designations) the Company issues securities convertible into or exercisable or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") at a conversion, exercise or exchange price which varies or may vary with the market price of the Common Stock, the Company shall provide written notice thereof via facsimile and overnight courier to each holder of Preferred Shares ("VARIABLE SECURITY NOTICE") on the date of issuance of such Convertible Securities. Each holder of Preferred Shares shall have the right to exchange all of such holder's Preferred Shares for a like amount (based on principal, stated or liquidation amount, as the case may be) of the Convertible Securities by delivering written notice of such election to the Company within 15 business days of the holder's receipt of the Variable Security Notice.

     5.   TRANSFER AGENT INSTRUCTIONS.

          The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares and upon payment by the Company of dividends on the Preferred Shares in Dividend Shares (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and the Dividend Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Dividend Shares, prior to registration of the Conversion Shares and the Dividend Shares under the 1933
Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in generally acceptable form, that registration of a resale by such Buyer of any of such Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Dividend Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          a. INITIAL CLOSING DATE. The obligation of the Company hereunder to issue and sell the Initial Preferred Shares to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          (i) Such Buyer shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

          (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

          (iii) Such Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          (iv) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

          b. PUT CLOSING DATE. The obligation of the Company hereunder to issue and sell the Put Preferred Shares to each Buyer at each of the Put Closings is subject to the satisfaction, at or before the Put Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          (i) Such Buyer shall have delivered to the Company the Purchase Price for the Put Preferred Shares being purchased by such Buyer at the Put Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          (ii) The representations and warranties of such Buyer set forth in paragraphs (a), (b), (c), (e), (f), (g) and (h) of Section 2 shall be true and correct in all material respects as of the date when made and as of the Put Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Put Closing Date.

     7.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

          a. INITIAL CLOSING DATE. The obligation of each Buyer hereunder to purchase the Initial Preferred Shares at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

          (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

          (ii) The Certificate of Designations, shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

          (iii) The Common Stock shall be authorized for quotation on The Nasdaq National Market or listing on NYSE, trading in the Common Stock issuable upon conversion of the Initial Preferred Shares to be traded on The Nasdaq National Market or NYSE shall not have been suspended by the SEC, The Nasdaq Stock Market, Inc. or NYSE and all of the Conversion Shares issuable upon conversion of the Initial Preferred Shares to be sold at the Initial Closing and the Dividend Shares issuable with respect thereto shall be listed upon The Nasdaq National Market or NYSE.

          (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 3(c) above.

          (v) Such Buyer shall have received the opinion of Pillsbury Madison & Sutro LLP dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of EXHIBIT C attached hereto.

          (vi) The Company shall have executed and delivered to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Initial Preferred Shares being purchased by such Buyer at the Initial Closing.

          (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

          (viii) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, at least 1,700,000 shares of Common Stock.

          (ix) The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Initial Closing.

          (xi) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) certified copies of its Certificate of Incorporation and (C) By-laws, each as in effect at the Initial Closing.

          (xii) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Initial Closing Date.

          (xiii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

          b. PUT CLOSING DATES. The obligation of each Buyer hereunder to purchase the Put Preferred Shares at each of the Put Closings is subject to the satisfaction, at or before each of the Put Closing Dates, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

          (i)    The Company shall have complied with the requirements of
     Section 1(c) and all of the Put Notice Conditions set forth in Section 1(d) shall have been satisfied.

          (ii) The Certificate of Designations, shall be in full force and effect and shall not have been amended since the Initial Closing Date, and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

          (iii) The Common Stock shall be authorized for quotation on The Nasdaq National Market or listing on NYSE, trading in the Common Stock issuable upon conversion of the Put Preferred Shares to be traded on The Nasdaq National Market or NYSE shall not have been suspended by the SEC, The Nasdaq Stock Market, Inc. or NYSE and all of the Conversion Shares issuable upon conversion of the Put Preferred Shares to be sold at the Put Closing and the Dividend Shares issuable with respect thereto shall be listed upon The Nasdaq National Market or NYSE.

          (iv) The representations and warranties of the Company set forth in Section 3 (other than those set forth in paragraphs (g), (h) and (m) through (r) of Section 3) shall be true and correct as of the date when made and as of the Put Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or the Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to the Put Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Put Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, as to Section 7(b)(v) below and an update as of the Put Closing Date regarding the representation contained in Section 3(c) above.

          (v)    The representations of the Company set forth in paragraphs
     (g), (h) and (m) through (r) of Section 3 shall be true and correct as of the date of this Agreement and the Initial Closing Date and the following representation shall be true and correct as of the Put Closing
     Date: The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

          (vi) Such Buyer shall have received the opinion of Pillsbury Madison & Sutro LLP dated as of the Put Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of EXHIBIT C attached hereto.

          (vii) The Company shall have executed and delivered to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Put Preferred Shares being purchased by such Buyer at the Put Closing.

          (viii) The Board of Directors of the Company shall have adopted, and shall not have amended, the Resolutions.

          (ix) As of the Put Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, a number of shares of Common Stock equal to at least 150% of the number of shares of Common Stock which would be issuable upon conversion in full of the then outstanding Preferred Shares (without regard to any limitations on conversions), including for such purposes the Put Preferred Shares to be issued at such Put Closing.

          (x) The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (xi) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in the state of such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Put Closing Date.

          (xii) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Put Closing Date.

          (xiii) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) certified copies of its Certificate of Incorporation and (C) By-laws, each as in effect at the Put Closing.

          (xiv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

     8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of this Agreement and the Registration Rights Agreement and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the forgoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or the Certificate of Designations (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (e) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     9.   GOVERNING LAW; MISCELLANEOUS.

          a. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Preferred Shares, as the case may be.

          f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

          The Immune Response Corporation
          5935 Darwin Court
          Carlsbad, California  92008
          Telephone:     760-431-7080
          Facsimile:     760-431-8636
          Attention:     President

     With a copy to:

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, California  94104
          Telephone:     415-983-1000
          Facsimile:     415-983-7396
          Attention:     Thomas E. Sparks, Jr., Esq.

     If to the Transfer Agent:

          Harris Trust Company of California
          601 S. Figueroa Street, Suite 4900
          Los Angeles, California 90019
          Telephone:     213-239-0678
          Facsimile:     213-239-0631
          Attention:     Neil Rosso

     If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers.

     Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

          g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of two-thirds (2/3) of the Preferred Shares then outstanding including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account.

          h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          i. SURVIVAL. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive each of the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          j. PUBLICITY. The Company and a majority of the Buyers shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

          k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          l. TERMINATION. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before three (3) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the non-breaching Buyers for expenses up to the amount described in Section 4(i) above.

          m. PLACEMENT AGENT. The Company acknowledges that it has engaged Prudential Securities Incorporated as placement agent in connection with the sale of the Preferred Shares. The Company shall be responsible for the payment of any placement agent's fees or brokers commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

          n. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          o. REMEDIES. Each Buyer and each holder of Preferred Shares or Conversion Shares shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          p. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Registration Rights Agreement or the Certificate of Designations or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


                                   *  *  *  *  *  *

     IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                              BUYERS:

THE IMMUNE RESPONSE CORPORATION       THEMIS PARTNERS L.P.
                                        By:  Promethean Investment Group L.L.C.
                                        Its:  General Partner
By: /s/ Dennis J. Carlo
   ----------------------------
Name:   Dennis J. Carlo
        -----------------------
Its:    President and Chief
        Executive Officer             By: /s/ James F. O'Brien, Jr.
        ------------------------          ------------------------------------
                                          Name:  James F. O'Brien, Jr.
                                          Its:   President



                                      HERACLES FUND
                                        By:  Promethean Investment Group L.L.C.
                                        Its:  Investment Advisor


                                      By: /s/ James F. O'Brien, Jr.
                                         ------------------------------------
                                         Name:   James F. O'Brien, Jr.
                                         Its:    President


                                      BROWN SIMPSON STRATEGIC
                                      GROWTH FUND, LTD.


                                      By: /s/ Mitchell D. Kaye
                                         ------------------------------------
                                         Name:   Mitchell D. Kaye
                                         Its:    Member


                                      BROWN SIMPSON STRATEGIC
                                      GROWTH FUND, L.P.


                                      By: /s/ Mitchell D. Kaye
                                         ------------------------------------
                                         Name:  Mitchell D. Kaye
                                         Its:   Member

                                  SCHEDULE OF BUYERS



                                                                        NUMBER OF
                                                                         INITIAL
                                     INVESTOR ADDRESS                   PREFERRED        INVESTOR'S REPRESENTATIVES' ADDRESS
  INVESTOR NAME                    AND FACSIMILE NUMBER                  SHARES                AND FACSIMILE NUMBER
-------------------------    -----------------------------------        ---------        -----------------------------------
Themis Partners L.P.         Promethean Investment Group, L.L.C.            47           Promethean Investment Group, L.L.C.
                             40 West 57th Street, Suite 1520                             40 West 57th Street, Suite 1520
                             New York, New York 10019                                    New York, New York 10019
                             Attn: James F. O'Brien, Jr.                                 Attn: James F. O'Brien, Jr.
                             Facsimile: 212-698-0505                                           Thomas Lumsden
                             Residence: New York                                         Facsimile: 212-698-0505

                                                                                         Katten Muchin & Zavis
                                                                                         525 West Monroe, Suite 1600
                                                                                         Chicago, Illinois 60661-3693
                                                                                         Attn:  Robert J. Brantman, Esq.
                                                                                         Facsimile:  312-902-1061

Heracles Fund                Bank of Bermuda (Cayman) Limited              143           Promethean Investment Group, L.L.C.
                             P.O. Box 513                                                40 West 57th Street, Suite 1520
                             3rd Floor British American Center                           New York, New York 10019
                             Dr. Roy's Drive                                             Attn: James F. O'Brien, Jr.
                             Georgetown, Grand Cayman                                          Thomas Lumsden
                             Cayman Island, BWI                                          Facsimile: 212-698-0505
                             Attn: Allen J. Bernardo
                             Facsimile: 809-949-7802
                             Residence: Cayman Islands                                   Katten Muchin & Zavis
                                                                                         525 West Monroe, Suite 1600
                                                                                         Chicago, Illinois 60661-3693
                                                                                         Attn:  Robert J. Brantman, Esq.
                                                                                         Facsimile:  312-902-1061

Brown Simpson Strategic      152 West 57th Street, 40th  Floor               8
Growth Fund, Ltd.            New York, New York 10019
                             Attn: Mitchell Kaye
                             Facsimile: 212-247-1329
                             Residence: Cayman Islands

Brown Simpson Strategic      152 West 57th Street, 40th  Floor               2
Growth Fund, L.P.            New York, New York 10019
                             Attn: Mitchell Kaye
                             Facsimile: 212-247-1329
                             Residence: New York

                               SCHEDULE OF UNDERWRITERS

     BancAmerica Robertson Stephens
     Bear, Stearns & Co. Inc.
     BT Alex Brown
     Cowen & Co.
     Cruttendon Roth Incorporated
     CS First Boston
     Deutsche Morgan Grenfell
     Donaldson Lufkin & Jenrette
     Furman Selz Incorporated
     Gruntal & Co.
     Goldman Sachs & Co.
     Hambrecht & Quist
     Hanifen, Imhoff
     Jeffries & Company, Inc.
     J.P. Morgan & Company
     Lehman Brothers
     Merrill Lynch
     Montgomery Securities
     Morgan Stanley & Co. Incorporated
     Needham & Company, Inc.
     CIBC Oppenheimer & Co.
     Paine Webber
     Prudential Securities Incorprated
     Salomon Smith Barney
     SBC Warburg/Dillon Read
     Sutro & Co. Incorporated
     UBS Securities, Inc.
     Vector Securities
     Volpe, Welty & Company

     or any successor to any of the above